Exhibit 99

OFG Bancorp Reports 1Q18 Results

SAN JUAN, Puerto Rico, April 20, 2018 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2018, reflecting continued strong recovery following hurricanes Irma and Maria, which struck the island in September 2017.

1Q18 Summary

•        Net income available to shareholders was $13.5 million, or $0.29 per fully diluted share. This was in line with 4Q17’s $13.6 million, or $0.30 per share, and exceeded the year ago quarter’s $11.7 million, or $0.26 per share.

•        Return on average assets and average tangible common equity was 1.09% and 7.73%, respectively.

•        Tangible book value per common share was $15.71, and tangible common equity ratio was 11.22%.

•        Loan production of $309.4 million increased 22.0% from 4Q17 and 41.4% from the year ago quarter.

•        Total provision for loan and lease losses, net, declined 37.9% from 4Q17, which included $5.4 million in additional hurricanes-related provision.

•        Core non-interest income of $18.2 million increased 9.0% from 4Q17 and 4.7% from the year ago quarter as banking service fees and mortgage banking revenues rebounded.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“Our first quarter results reflect the success of our strategies and Puerto Rico’s emerging recovery. We earned $0.29 per share fully diluted, 12% higher than a year ago. Our strong capital position continued to build.

“The island benefited from loan payment moratoriums by Oriental and other banks, an increased availability of electric power, improvement in communications, and the return of day to day stability, as well as rebuild spending by FEMA, the start of payments of insurance claims, and the prospect of growing assignments of federal funds.

“Nearly every metric in 1Q18 confirmed this progress. For the second quarter in a row, our originated loan growth outpaced the pay down of acquired loans, resulting in a net increase of $77.1 million from December 31, 2017—close to 8% on an annualized basis.

“Auto, consumer and mortgage lending at $192.3 million increased 52% from 4Q17 and more than 11% from 1Q17.  In particular, auto lending was at a record level, up more than 46% from the preceding and year ago quarters.

“Commercial loan production in Puerto Rico, while lower than 4Q17, rose more than 13% year over year. Meanwhile, our U.S. commercial and industrial loan program added $74 million in participations.

“With nearly all of our loan moratoriums expiring, 1Q18 credit quality remained stable. Most metrics were better than, or returned to, pre-hurricanes levels.

“Fee revenues rebounded with a 24% sequential increase in Banking Services and a 43% increase in Mortgage Banking. Core Wealth Management held steady at pre-hurricanes levels.

“Customer deposits (excluding brokered) increased 2% from the end of 2017 and 5% from a year ago. Our Net Interest Margin expanded to 5.22%, and net new customer accounts grew at an annualized rate of 8%, significantly exceeding 2017’s hurricanes affected 2% rise.

“Our effort to differentiate Oriental through superior service and digital banking technology is proving effective. Our team of dedicated bankers continually reaching out to our customers and clients is clearly working. And during 1Q18, we introduced another new technology-based service—My Payments (Mis Pagos), which enables loan-only customers to pay online  instead of standing in line.

“While we remain cautious due to the uncertain economic environment on the island, we are confident positive momentum will prevail for both OFG and Puerto Rico. We will continue to sharpen our focus on our retail and commercial clients, improve our service levels, and provide faster and more agile ways to do banking.”

Income Statement Highlights

Unless otherwise noted, the following compares data for the first quarter 2018 to the fourth quarter 2017.

•      Interest Income

•      Originated Loans: Increased $0.6 million to $56.8 million, primarily due to higher balances.

•      Acquired Loans: Declined $1.1 million to $17.8 million, reflecting continued pay downs.

•      Investment Securities: Increased $0.5 million to $8.6 million, the result of higher balances and higher yield.

•      Interest Expense: Declined $0.5 million to $9.2 million, primarily due to reduced cost of deposits.

•      Total Provision for Loan and Lease Losses: Declined $9.4 million to $15.5 million. 1Q18 provision included $8.6 million to replenish the allowance for retail loan charge-offs of $8.2 million related to the hurricanes. 1Q18 provision also included an increase in the allowance related to auto loan portfolio growth and one commercial loan placed in non-accrual.

•      Net Interest Margin: Increased 14 basis points to 5.22% mainly due to higher yield in the investment portfolio and cash balances.

•      Total Banking and Wealth Management Revenues: Increased $1.5 million to $18.2 million.

•      Banking Service Revenues rose $2.0 million, largely the result of increased electronic banking activity with more power coming back on the island.

•      Mortgage Banking Activities were up $0.5 million, primarily due to increased business.

•      Wealth Management Revenues fell $1.0 million, reflecting the absence of annual insurance fees recognized in 4Q17.

•      Total Non-Interest Expenses: Increased $5.5 million to $52.1 million. 4Q17 included $3.8 million in items that temporarily lowered costs, including reduced expenses related to electronic banking activity. 1Q18 reflected higher seasonal compensation expenses and expenses related to the sale of foreclosed assets returning to pre-hurricanes levels.

•      Effective Tax Rate (ETR): Approximately 32%, the rate the Company is currently estimating for the full year.

Balance Sheet Highlights

Unless otherwise noted, the following compares data at March 31, 2018 to December 31, 2017.

•      Total Loans Net: Increased $77.1 million to $4.13 billion with originated loan growth more than offsetting normal pay downs of acquired loans. Production highlights include:

•      Auto lending at a record $128.1 million was up 46.3% from 4Q17 and 47.6% year over year, reflecting replacement of damaged vehicles, pent up demand, and the market’s effort to adjust to one less auto lending competitor.

•      Consumer lending increased 62.6% to $37.5 million, exceeding pre-hurricanes levels, as retail customers moved to replace needed items and repair homes.

•      Mortgage lending rebounded 67.7% to $26.6 million from 4Q17’s low, post-hurricanes level, but was down 38.7% from the year ago quarter.

•      Commercial lending at $42.8 million declined from 4Q17’s robust levels, but was up 13.5% from 1Q17. The Company’s bankers continue building relationships with businesses participating in Puerto Rico’s recovery.

•      The recently established OFG USA program added $74.4 million in commercial and industrial related loan participations across an array of industries and geographies in the continental U.S.

•      Cash and cash equivalents: Declined $122.8 million to $365.4 million as cash was used to fund new loan growth and reduce higher cost borrowings.

•      Total Investments: Increased $132.5 million to $1.30 billion with the purchase of new mortgage backed securities to take advantage of favorable market opportunities.

•      Customer Deposits (excluding brokered deposits): Increased $77.9 million to $4.36 billion, up 1.8% and 5.2% from December 31, 2017 and March 31, 2017, respectively. Growth in demand and savings accounts more than offset a decline in time deposits.

•      Total Borrowings: Increased $25.6 million to $354.3 million as OFG used repurchase agreement funding to acquire investment securities. The Company also paid down higher cost FHLB advances.

•      Total Stockholders’ Equity: Increased $1.7 million to $946.8 million, with increases in retained earnings and legal surplus more than offsetting the increase of accumulated other comprehensive loss due to the effect of higher prevailing market interest rates.

Credit Quality Highlights

Unless otherwise noted, the following compares data on the originated loan portfolio at March 31, 2018 to December 31, 2017.

Following hurricanes Irma and Maria, Oriental offered automatic payment deferrals and 90-day extensions for most loan categories. Most of these payment moratoriums ended in 1Q18 with most credit metrics better than, or returned to, pre-hurricanes levels.

•      Net Charge-Off Rate: Remained virtually level at 1.34%. Consumer loan charge-offs returned to pre-hurricanes levels, while other loan categories remained flat or declined.

•      Early Delinquency Rate: Increased 138 basis points to 3.20% and Total Delinquency Rate rose 164 basis points to 6.25% as both metrics returned to pre-hurricanes levels.

•      Non-Performing Loan Rate: Increased 51 basis points to 3.82%. The commercial loan rate increased 79 bps due to a $10.5 million loan that is current in its monthly payments, but was placed in non-accrual due to credit deterioration. The auto loan rate increased 94 bps due to 1Q18 moratorium expirations.

•      Allowance for Loan and Lease Losses: Increased $4.1 million to $96.8 million, due to higher loan balances, particularly in auto lending, and the above mentioned commercial loan placed in non-accrual status.

Capital Position

Unless otherwise noted, the following compares data at March 31, 2018 to December 31, 2017.

Capital continued to grow and remains significantly above regulatory requirements for a well-capitalized institution.

Metric	1Q18	QoQ Change	YoY Change
Tangible Common Equity Ratio	11.22%	-7 bps	+56 bps
Tangible Book Value per Common Share	$15.71	+0.3%	+2.5%
Common Equity Tier 1 Capital Ratio (using Basel III methodology)	14.62%	+3 bps	+32 bps
Total Risk-Based Capital Ratio	20.31%	-3 bps	+26 bps

Conference Call

A conference call to discuss OFG’s results for 1Q18, outlook and related matters will be held today, Friday, April 20, 2018, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2018, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the credit default by the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the impact of property, credit and other losses in Puerto Rico as a result of hurricanes Irma and Maria; (vii) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (viii) the pace and magnitude of Puerto Rico’s economic recovery; (ix) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (x) the fiscal and monetary policies of the federal government and its agencies; (xi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xii) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xiii) the performance of the stock and bond markets; (xiv) competition in the financial services industry; and (xv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 54th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2018 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	7-8
Table 7:	Allowance for Loan and Lease Losses	9
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	10
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	11-12
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	13

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2018	2017		2017		2017		2017
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4		Q3		Q2		Q1
Earnings
Net interest income		$73,994	$73,513		$80,478		$75,563		$74,618
Non-interest income, net (core)	(2)	18,239	16,734		17,213		17,933		17,428
Non-interest expense		52,121	46,662		50,469		52,816		51,684
Pre-provision net revenues		40,387	43,666		47,921		47,633		42,008
Provision for loan and lease losses		15,460	24,907	(a)	44,042	(a)	26,536	(b)	17,654
Net income before income taxes		24,927	18,759		3,879		21,097		24,354
Income tax expense		8,010	1,686		560		3,993		9,204
Net income		$16,917	$17,073	(a)	$3,319	(a)	$17,104		$15,150
Common Share Statistics
Earnings per common share - basic	(3)	$0.31	$0.31	(a)	$-	(a)	$0.30		$0.27
Earnings per common share - diluted	(4)	$0.29	$0.30	(a)	$-	(a)	$0.30		$0.26
Average common shares outstanding		43,955	43,947		43,947		43,947		43,915
Average common shares outstanding and equivalents		51,121	51,104		51,102		51,100		51,131
Cash dividends per common share		$0.06	$0.06		$0.06		$0.06		$0.06
Book value per common share (period end)		$17.76	$17.73		$17.56		$17.59		$17.42
Tangible book value per common share (period end)	(5)	$15.71	$15.67		$15.49		$15.51		$15.33
Balance Sheet (Average Balances)
Loans	(6)	$4,183,775	$4,081,427		$4,062,042		$4,129,550		$4,141,628
Interest-earning assets		5,751,783	5,735,593		5,658,953		5,848,525		5,932,924
Total assets		6,189,752	6,191,737		6,046,139		6,278,464		6,374,177
Interest-bearing deposits		3,756,607	3,835,357		3,774,378		3,844,490		3,850,506
Borrowings		351,793	374,059		462,035		614,332		715,951
Stockholders' equity		952,151	943,823		947,404		938,707		926,011
Common stockholders' equity		786,281	777,953		781,534		772,837		760,141
Performance Metrics
Net interest margin	(7)	5.22%	5.08%		5.64%		5.18%		5.10%
Return on average assets	(8)	1.09%	1.10%		0.22%	(a)	1.09%		0.95%
Return on average tangible common stockholders' equity	(9)	7.73%	7.92%		-0.08%		8.01%		7.00%
Efficiency ratio	(10)	56.51%	51.70%		51.66%		56.49%		56.15%
Full-time equivalent employees, period end		1,367	1,421		1,464		1,472		1,446
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$96,832	$92,718	(a)	$87,541	(a)	$69,666	(b)	$60,483
Allowance as a % of loans held for investment		2.92%	2.89%	(a)	2.83%	(a)	2.25%		1.98%
Net charge-offs		$10,844	$10,466		$11,815		$13,635	(b)(c)	$10,552
Net charge-off rate	(11)	1.34%	1.35%		1.54%		1.79%	(b)(c)	1.40%
Early delinquency rate (30 - 89 days past due)		3.20%	1.82%	(d)	3.79%		3.52%		3.42%
Total delinquency rate (30 days and over)		6.25%	4.61%	(d)	6.84%		6.31%		6.34%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		14.09%	13.92%		14.07%		13.69%		13.20%
Common equity Tier 1 capital ratio		14.62%	14.59%		14.89%		14.66%		14.30%
Tier 1 risk-based capital ratio		19.01%	19.05%		19.53%		19.14%		18.77%
Total risk-based capital ratio		20.31%	20.34%		20.82%		20.42%		20.05%
Tangible common equity ("TCE") ratio		11.22%	11.29%		10.98%		11.09%		10.66%

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(d) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,	December 31,		September 30,		June 30,		March 31,
(Dollars in thousands, except per share data) (unaudited)		2018	2017		2017		2017		2017
Interest income:
Loans	(1)
Non-acquired loans		$56,781	$56,183		$58,939	(f)	$53,449		$51,955
Acquired BBVAPR loans		14,490	15,310		19,189	(e)	17,752		19,085
Acquired Eurobank loans		3,341	3,573		4,339		6,037		6,610
Total interest income from loans		74,612	75,066		82,467		77,238		77,650
Investment securities		8,558	8,108		7,888		8,702		8,528
Total interest income		83,170	83,174		90,355		85,940		86,178
Interest expense:
Deposits
Core deposits		5,412	5,613		5,438		5,568		5,468
Brokered deposits		1,886	2,079		2,163		2,084		1,885
Total deposits		7,298	7,692		7,601		7,652		7,353
Borrowings		1,878	1,969		2,276		2,725	(h)	4,207
Total interest expense		9,176	9,661		9,877		10,377		11,560
Net interest income		73,994	73,513		80,478		75,563		74,618
Provision for loan and lease losses, excluding acquired loans	(1)	14,958	15,643	(d)	29,690	(d)	22,818	(g)	11,735
Provision for acquired BBVAPR loan and lease losses	(1)	363	7,112	(d)	11,811	(d)	3,306		4,299
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	139	2,152	(d)	2,541	(d)	412		1,620
Total provision for loan and lease losses, net		15,460	24,907	(d)	44,042	(d)	26,536		17,654
Net interest income after provision for loan and lease losses		58,534	48,606		36,436		49,027		56,964
Non-interest income:
Banking service revenues		10,463	8,461	(a)	9,923	(f)	10,458		10,626
Wealth management revenues		6,019	7,043		6,016		6,516		6,215
Mortgage banking activities		1,757	1,230		1,274		959		587
Total banking and financial service revenues		18,239	16,734		17,213		17,933		17,428
FDIC shared-loss benefit (expense), net		-	-		-		-		1,403	(j)
Other gains, net		275	81		699	(k)	6,953	(h)	243
Total non-interest income, net		18,514	16,815		17,912		24,886		19,074
Non-interest expense:
Compensation and employee benefits		20,608	20,205		19,882		19,317		20,347
Rent and occupancy costs		7,768	8,546		8,276		8,537		7,198
Net loss on sale of foreclosed real estate and other repossessed assets		1,226	126	(b)	1,395		1,787		1,326
General and administrative expenses		20,100	16,350	(a)(c)	19,202		20,958		20,187
Total operating expenses		49,702	45,227		48,755		50,599		49,058
Credit related expenses		2,419	1,435		1,714		2,217		2,626
Total non-interest expense		52,121	46,662		50,469		52,816		51,684
Income before income taxes		24,927	18,759		3,879		21,097		24,354
Income tax expense		8,010	1,686		560		3,993	(i)	9,204
Net income		16,917	17,073		3,319	(d)	17,104		15,150
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,838)		(1,838)		(1,837)		(1,838)
Other preferred stock		(1,627)	(1,627)		(1,627)		(1,629)		(1,627)
Net income (loss) available to common shareholders		$13,452	$13,608		$(146)		$13,638		$11,685

(a) During the 4Q 2017, electronic banking fee income and  electronic banking expenses decreased $0.9 million and $1.0 million, respectively, from the prior quarter as a result of lower point of sale (POS) activity from our customers. The decrease is directly related to business interruption in several of our commercial clients from the lack of electricity.

(b) During the 4Q 2017, the Company generated higher gains in sale of foreclosed real estate by approximately $0.7 million and had lower write downs by approximately $0.6 million.
(c) During the 4Q 2017, the Company reversed $1.4 million expenses as a result of the settlement of regulatory and legal contingencies at a lower amount than estimated.

(d) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(e) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.

(f) During Q3 2017, the Company received $22.4 million from the pay-off before maturity of a loan previously classified as non-accrual. As a result, the Company recorded $4.1 million in interest income and $439 thousand in prepayment penalty income, included in banking service revenues.

(g) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(h) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(i) During Q2 2017, the effective income tax rate decreased as a result of higher proportion of exempt income and income subject to preferential rates mainly due to the gain in sale of investment portfolio.

(j) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(k) During Q3 2017, the Company received $571 thousand, as final settlement from a 2009 claim of loss related to a private label collateralized obligation.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	March 31,	December 31,		September 30,		June 30,		March 31,
(Dollars in thousands) (unaudited)	2018	2017		2017		2017		2017
Cash and cash equivalents	$365,388	$488,233		$723,756	(c)	$480,338		$483,301
Investments:
Trading securities	293	191		284		294		314
Investment securities available-for-sale, at fair value, with amortized cost of $815,970
(December 31, 2017 - $648,799; September 30, 2017 - $611,936; June 30, 2017 - $649,280;
March 31, 2017 - $796,558)
Mortgage-backed securities	784,972	629,124		596,222		584,930	(f)	741,405
Other investment securities	16,669	16,673		17,201	(d)	64,397		58,637
Total investment securities available-for-sale	801,641	645,797		613,423		649,327		800,042
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $467,980
(December 31, 2017 - $497,681; September 30, 2017 - $525,830; June 30, 2017 - $549,595;
March 31, 2017 - $570,963)	485,143	506,064		530,178		555,407		577,997
Federal Home Loan Bank (FHLB) stock, at cost	11,499	13,995		14,016		16,616		17,161
Other investments	3	3		3		3		3
Total investments	1,298,579	1,166,050		1,157,904		1,221,647		1,395,517
Loans, net	4,133,429	4,056,329		3,964,572		4,091,866		4,089,708
Other assets:
Derivative assets	898	771		809		957		1,123
Prepaid expenses	7,625	9,734		13,070		17,117		15,496
Deferred tax asset, net	128,270	127,421		126,041		116,199		121,442
Foreclosed real estate and repossessed properties	45,396	47,721		51,104		53,448		50,820
Premises and equipment, net	67,163	67,860		67,994		69,836		69,786
Goodwill	86,069	86,069		86,069		86,069		86,069
Accounts receivable and other assets	114,304	138,865	(b)	96,898		98,349		101,345
Total assets	$6,247,121	$6,189,053		$6,288,217		$6,235,826		$6,414,607

Deposits:
Demand deposits	$2,117,857	$2,039,126		$1,925,721		$1,844,996		$1,944,921
Savings accounts	1,228,646	1,204,514		1,311,515		1,115,669		1,174,581
Time deposits	1,012,329	1,037,310		1,053,568		1,053,110		1,022,447
Brokered deposits	474,596	518,532		535,600		568,911		575,879
Total deposits	4,833,428	4,799,482		4,826,404		4,582,686		4,717,828
Borrowings:
Securities sold under agreements to repurchase	273,926	192,869	(a)	283,080	(e)	453,492		531,179
Advances from FHLB and other borrowings	44,328	99,796		100,091		137,717		105,133
Subordinated capital notes	36,083	36,083		36,083		36,083		36,083
Total borrowings	354,337	328,748		419,254		627,292		672,395
Other liabilities:
Derivative liabilities	752	1,281		1,677		1,881		1,967
Acceptances outstanding	25,869	27,644		16,486		22,739		24,288
Accrued expenses and other liabilities	85,886	86,791		86,766		62,259		66,700
Total liabilities	5,300,272	5,243,946		5,350,587		5,296,857		5,483,178
Stockholders' equity:
Preferred stock	176,000	176,000		176,000		176,000		176,000
Common stock	52,626	52,626		52,626		52,626		52,626
Additional paid-in capital	541,404	541,600		541,302		541,005		540,808
Legal surplus	83,138	81,454		79,795		79,460		77,772
Retained earnings	210,008	200,878		191,567		194,687		185,377
Treasury stock, at cost	(104,142)	(104,502)		(104,502)		(104,502)		(104,502)
Accumulated other comprehensive income (loss), net	(12,185)	(2,949)		842		(307)		3,348
Total stockholders' equity	946,849	945,107		937,630		938,969		931,429
Total liabilities and stockholders' equity	$6,247,121	$6,189,053		$6,288,217		$6,235,826		$6,414,607

(a) During the Q4 2017, the Company made an unwinding of $80 million repurchase agreements at no cost.
(b) At December 31, 2017, the Company had higher balances in accounts receivable and other assets mainly from accrued interest receivable of loans included in hurricane Maria moratorium program.

(c) At September 30, 2017, the Company had higher balances in cash and cash equivalents due to increased deposits and lower transaction outflows toward the end of the quarter from commercial customers.

(d) During Q3 2017, the Company sold $45.0 million US Treasury securities available for sale and recorded a gain of $4 thousand.
(e) During Q3 2017, $160.4 million in short-term repurchase agreements matured and were not renewed.

(f) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		March 31,	December 31,		September 30,		June 30,		March 31,
(Dollars in thousands) (unaudited)		2018	2017		2017		2017		2017
Non-acquired loans held for investment:
Mortgage		$682,564	$683,607		$694,476		$699,290		$709,863
Commercial		1,346,404	1,307,261		1,245,711		1,270,844	(b)	1,253,712
Consumer		334,865	330,039		316,357		314,267		300,412
Auto		957,197	883,985		831,437		807,204		786,606
		3,321,030	3,204,892		3,087,981		3,091,605		3,050,593
Less: Allowance for loan and lease losses		(96,832)	(92,718)	(a)	(87,541)	(a)	(69,666)	(b)	(60,483)
		3,224,198	3,112,174		3,000,440		3,021,939		2,990,110
Deferred loan costs, net		7,125	6,695		6,592		6,574		6,464
Total non-acquired loans held for investment, net		3,231,323	3,118,869		3,007,032		3,028,513		2,996,574

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		4,222	4,380		4,612		5,350		5,436
Consumer		27,235	28,915		29,464		30,233		31,001
Auto		16,171	21,969		26,562		33,661		42,523
		47,628	55,264		60,638		69,244		78,960
Less: Allowance for loan and lease losses		(3,184)	(3,862)	(a)	(3,363)	(a)	(3,348)		(3,615)
		44,444	51,402		57,275		65,896		75,345

Accounted for under ASC 310-30
Mortgage		526,089	532,053		532,948		544,325		558,112
Commercial		230,988	243,092		244,359		266,002		278,665
Consumer		932	1,431		1,598		2,163		3,201
Auto		35,006	43,696		49,258		58,078		71,495
		793,015	820,272		828,163		870,568		911,473
Less: Allowance for loan and lease losses		(43,166)	(45,755)	(a)	(40,110)	(a)	(37,494)		(34,930)
		749,849	774,517		788,053		833,074		876,543
Total Acquired BBVAPR loans, net		794,293	825,919		845,328		898,970		951,888

Eurobank
Accounted for under ASC 310-30
Mortgage		69,328	69,538		68,996		70,329		72,966
Commercial		52,418	53,793		53,028		66,894		73,181
Consumer		972	1,112		1,220		1,256		1,268
		122,718	124,443		123,244		138,479		147,415
Less: Allowance for loan and lease losses		(25,410)	(25,174)	(a)	(23,146)	(a)	(21,787)		(22,006)
Total Acquired Eurobank loans, net		97,308	99,269		100,098		116,692		125,409
Total acquired loans, net		891,601	925,188		945,426		1,015,662		1,077,297
Total loans held for investment		4,122,924	4,044,057		3,952,458		4,044,175		4,073,871
Mortgage loans held for sale		10,505	12,272		12,114		14,044		15,837
Other loans held for sale		-	-		-		33,647	(b)	-
Total loans, net		$4,133,429	$4,056,329		$3,964,572		$4,091,866		$4,089,708

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,277,981	$1,285,198		$1,296,420		$1,313,944		$1,340,941
Commercial		1,634,032	1,608,526		1,547,710		1,609,090	(b)	1,610,994
Consumer		364,004	361,497		348,639		347,919		335,882
Auto		1,008,374	949,650		907,257		898,943		900,624
		4,284,391	4,204,871		4,100,026		4,169,896		4,188,441
Less: Allowance for loan and lease losses		(168,592)	(167,509)	(a)	(154,160)	(a)	(132,295)	(b)	(121,034)
		4,115,799	4,037,362		3,945,866		4,037,601		4,067,407
Deferred loan costs, net		7,125	6,695		6,592		6,574		6,464
Total loans held for investment, net		4,122,924	4,044,057		3,952,458		4,044,175		4,073,871
Mortgage loans held for sale		10,505	12,272		12,114		14,044		15,837
Other loans held for sale		-	-		-		33,647	(b)	-
Total loans, net		$4,133,429	$4,056,329		$3,964,572		$4,091,866		$4,089,708

		2018	2017		2017		2017		2017
(Dollars in thousands) (unaudited)		Q1	Q4		Q3		Q2		Q1
Quarterly loan production	(13)
Mortgage		$26,645	$15,892		$32,559		$45,877		$43,474
Commercial		42,783	102,083		46,180		74,807		37,691
Commercial US Loan Programs		74,361	25,070		-		5,560		8,760
Consumer		37,502	23,059		33,741		49,652		42,149
Auto		128,130	87,551		78,313		78,584		86,784
Total		$309,421	$253,655		$190,793		$254,480		$218,858

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2018 Q1			2017 Q4			2017 Q3			2017 Q2			2017 Q1
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$328,214	$1,207	1.49%	$493,354	$1,516	1.22%	$426,197	$1,304	1.21%	$384,037	$956	1.00%	$431,110	$845	0.79%
Investment securities	1,239,794	7,350	2.40%	1,160,812	6,593	2.25%	1,170,714	6,584	2.23%	1,334,938	7,747	2.33%	1,360,186	7,683	2.29%
Loans
Non-acquired loans	3,244,593	56,782	7.10%	3,111,849	56,183	7.16%	3,062,739	58,939	7.63%	3,051,549	53,448	7.03%	3,015,456	51,955	6.99%
Acquired BBVAPR loans	841,638	14,490	6.98%	869,269	15,310	6.99%	893,596	19,189	8.52%	949,479	17,752	7.50%	997,649	19,085	7.76%
Acquired Eurobank loans	97,544	3,341	13.89%	100,310	3,573	14.13%	105,707	4,339	16.29%	128,522	6,037	18.84%	128,522	6,610	20.86%
Total loans	4,183,775	74,613	7.23%	4,081,427	75,066	7.30%	4,062,042	82,467	8.05%	4,129,550	77,237	7.50%	4,141,627	77,650	7.60%
Total interest-earning assets	$5,751,783	$83,170	5.86%	$5,735,593	$83,175	5.75%	$5,658,953	$90,355	6.33%	$5,848,525	$85,940	5.89%	$5,932,923	$86,178	5.89%

Interest bearing liabilities:
Deposits
NOW accounts	$1,059,129	$898	0.34%	$1,040,153	$922	0.35%	$1,024,480	$880	0.34%	$1,080,135	$1,051	0.39%	$1,092,389	$1,041	0.39%
Savings accounts	1,206,100	1,497	0.50%	1,224,815	1,530	0.50%	1,142,338	1,426	0.50%	1,151,650	1,485	0.52%	1,164,040	1,481	0.52%
Time deposits	1,024,740	2,802	1.11%	1,046,191	2,932	1.11%	1,052,910	2,902	1.09%	1,037,063	2,802	1.08%	1,019,528	2,715	1.08%
Brokered deposits	466,638	1,886	1.64%	524,198	2,079	1.57%	554,650	2,163	1.55%	575,642	2,084	1.45%	574,549	1,885	1.33%
3,756,607	7,083	0.76%	3,835,357	7,463	0.77%	3,774,378	7,371	0.77%	3,844,490	7,422	0.77%	3,850,506	7,122	0.75%
Non-interest bearing deposit accounts	1,018,789	-	-	937,328	-	-	835,255	-	-	835,026	-	-	832,659	-	-%
Fair value premium amortization and core deposit intangible amortization	-	215	-	-	230	-	-	231	-	-	231	-	-	231	-
Total deposits	4,775,396	7,298	0.62%	4,772,685	7,693	0.64%	4,609,633	7,602	0.65%	4,679,516	7,653	0.66%	4,683,165	7,353	0.64%
Borrowings
Securities sold under agreements to repurchase	251,582	1,076	1.73%	236,522	963	1.62%	325,201	1,281	1.56%	472,338	1,733	1.47%	574,771	3,244	2.29%
Advances from FHLB and other borrowings	64,128	374	2.37%	101,454	600	2.35%	100,751	596	2.35%	105,911	607	2.30	2	105,097	596	2.30%
Subordinated capital notes	36,083	428	4.81%	36,083	406	4.46%	36,083	398	4.38%	36,083	384	4.27%	36,083	367	4.12%
Total borrowings	351,793	1,878	2.17%	374,059	1,969	2.09%	462,035	2,275	1.95%	614,332	2,724	1.78%	715,951	4,207	2.38%
Total interest-bearing liabilities	$5,127,189	$9,176	0.73%	$5,146,744	$9,662	0.74%	$5,071,668	$9,877	0.77%	$5,293,848	$10,377	0.79%	$5,399,116	$11,560	0.87%
Interest rate spread	$73,994	5.13%	$73,513	5.01%	$80,478	5.56%	$75,563	5.10%	$74,618	5.02%
Net interest margin	5.22%	5.08%	5.64%	5.18%	5.10%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$119	$199	$3,220	$300	$245
Acquired Eurobank loans	389	526	523	615	1,055
$508	$725	$3,743	$915	$1,300
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,751,783	$82,662	5.83%	$5,735,593	$82,450	5.70%	$5,658,953	$86,612	6.07%	$5,848,525	$85,025	5.83%	$5,932,923	$84,878	5.80%
Interest rate spread	$73,486	5.10%	$72,788	4.96%	$76,735	5.30%	$74,648	5.04%	$73,318	4.93%
Net interest margin	5.18%	5.03%	5.38%	5.12%	5.01%

6

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2018	2017	2017	2017		2017
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2		Q1
Net Charge-offs
Mortgage:
Charge-offs	$968	$1,248	$834	$2,162		$2,379
Recoveries	(314)	(126)	(341)	(63)		(56)
Total mortgage	654	1,122	493	2,099		2,323
Commercial:
Charge-offs	1,149	1,260	727	4,841	(a)	856
Recoveries	(182)	(401)	(654)	(136)		(89)
Total commercial	967	859	73	4,705		767
Consumer:
Charge-offs	4,258	1,849	4,424	4,012		3,358
Recoveries	(240)	(96)	(168)	(780)	(b)	(165)
Total consumer	4,018	1,753	4,256	3,232		3,193
Auto and Leasing:
Charge-offs	8,982	9,182	9,387	7,775		7,563
Recoveries	(3,777)	(2,450)	(2,394)	(4,176)	(b)	(3,294)
Total auto and leasing	5,205	6,732	6,993	3,599		4,269
Total	$10,844	$10,466	$11,815	$13,635		$10,552
Net Charge-off Rates
Mortgage	0.38%	0.65%	0.28%	1.20%		1.31%
Commercial	0.30%	0.27%	0.02%	1.50%	(a)	0.25%
Consumer	5.07%	2.30%	5.65%	4.42%	(b)	4.57%
Auto and Leasing	2.23%	3.13%	3.37%	1.79%	(b)	2.19%
Total	1.34%	1.35%	1.54%	1.79%		1.40%
Average Loans Held For Investment
Mortgage	$683,398	$688,312	$692,782	$698,782		$711,553
Commercial	1,310,444	1,257,619	1,239,390	1,256,827		1,245,530
Consumer	317,295	304,760	301,121	292,739		279,558
Auto and Leasing	933,456	861,158	829,446	803,201		778,815
Total	$3,244,593	$3,111,849	$3,062,739	$3,051,549		$3,015,456

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2018		2017		2017		2017	2017
(Dollars in thousands) (unaudited)		Q1		Q4		Q3		Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$29,190		$17,315		$35,273		$32,292	$30,827
Commercial		8,126		2,620		2,727		4,648	5,708
Consumer		7,478		6,149		7,504		5,495	6,024
Auto and Leasing		61,558		32,159		71,606		66,372	61,912
Total		$106,352	(a)	$58,243	(a)	$117,110	(a)	$108,807	$104,471
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.28%		2.53%		5.08%		4.62%	4.34%
Commercial		0.60%		0.20%		0.22%		0.37%	0.46%
Consumer		2.23%		1.86%		2.37%		1.75%	2.01%
Auto and Leasing		6.43%		3.64%		8.61%		8.22%	7.87%
Total		3.20%		1.82%	(a)	3.79%	(a)	3.52%	3.42%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$89,252		$76,542		$88,936		$85,908	$90,849
GNMA's buy-back option program		12,515		8,268		12,999		9,229	9,973
Total mortgage		101,767		84,810		101,935		95,137	100,822
Commercial		21,544		18,509		18,149		18,154	15,711
Consumer		9,129		8,028		8,847		7,275	7,383
Auto and Leasing		75,152		36,391		82,437		74,577	69,622
Total		$207,592		$147,738	(a)	$211,368	(a)	$195,143	$193,538
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		13.08%		11.20%		12.81%		12.29%	12.80%
GNMA's buy-back option program		1.83%		1.21%		1.87%		1.32%	1.40%
Total mortgage		14.91%		12.41%		14.68%		13.60%	14.20%
Commercial		1.60%		1.42%		1.46%		1.43%	1.25%
Consumer		2.73%		2.43%		2.80%		2.31%	2.46%
Auto and Leasing		7.85%		4.12%		9.92%		9.24%	8.85%
Total		6.25%		4.61%	(a)	6.84%	(a)	6.31%	6.34%
Nonperforming Assets	(14)
Mortgage		$63,866		$64,085		$59,667		$63,071	$66,781
Commercial		47,044		35,253		21,701		23,519	19,387
Consumer		2,263		2,572		2,445		2,687	1,948
Auto and Leasing		13,594		4,232		11,811		8,295	8,709
Total nonperforming loans		126,767		106,142		95,624	(a)	97,572	96,825
Foreclosed real estate		13,365		14,282		14,677		15,320	12,946
Other repossessed assets		5,082		3,172		3,635		2,921	2,600
Total nonperforming assets		$145,214		$123,596		$113,936		$115,813	$112,371
Nonperforming Loan Rates
Mortgage		9.36%		9.37%		8.59%		9.02%	9.41%
Commercial		3.49%		2.70%		1.74%		1.85%	1.55%
Consumer		0.68%		0.78%		0.77%		0.86%	0.65%
Auto and Leasing		1.42%		0.48%		1.42%		1.03%	1.11%
Total loans		3.82%		3.31%		3.10%	(a)	3.16%	3.17%

(a) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for certain loans. During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.

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OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended March 31, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$20,439	$30,258	$16,454	$25,567	$92,718
(Recapture) provision for loan and lease losses, net	(802)	3,883	5,587	6,290	14,958
Charge-offs	(968)	(1,149)	(4,258)	(8,982)	(15,357)
Recoveries	314	182	240	3,777	4,513
Balance at end of period	$18,983	$33,174	$18,023	$26,652	$96,832
Allowance coverage ratio	2.78%	2.46%	5.38%	2.78%	2.92%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$42	$3,225	$595	$3,862
(Recapture) provision for loan and lease losses, net		(8)	402	(210)	184
Charge-offs		-	(1,022)	(125)	(1,147)
Recoveries		3	54	228	285
Balance at end of period		$37	$2,659	$488	$3,184

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$14,085	$23,691	$18	$7,961	$45,755
Provision (recapture) for loan and lease losses, net	314	752	-	(887)	179
Allowance de-recognition	(68)	(2,396)	-	(304)	(2,768)
Balance at end of period	$14,331	$22,047	$18	$6,770	$43,166

Acquired Eurobank loans:
Balance at beginning of period	$15,187	$9,982	$5	$-	$25,174
Provision (recapture) for loan and lease losses, net	179	(40)	-	-	139
Allowance de-recognition	48	49	-	-	97
Balance at end of period	$15,414	$9,991	$5	$-	$25,410

Total acquired loans
Balance at beginning of period	$29,272	$33,715	$3,248	$8,556	$74,791
Provision (recapture) for loan and lease losses, net	493	704	402	(1,097)	502
Charge-offs	-	-	(1,022)	(125)	(1,147)
Recoveries	-	3	54	228	285
Allowance de-recognition	(20)	(2,347)	-	(304)	(2,671)
Balance at end of period	$29,745	$32,075	$2,682	$7,258	$71,760

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OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended March 31, 2018
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$258,498	$38,057	$8,707	$2,766	$885	$308,913
Accretion	(7,074)	(2,454)	(1,231)	(869)	(256)	(11,884)
Change in expected cash flows	-	3,141	15	426	58	3,640
Transfers (to) from non-accretable discount	(3,046)	(488)	(36)	(597)	(38)	(4,205)
Balance at end of period	$248,378	$38,256	$7,455	$1,726	$649	$296,464

Non-Accretable Discount
Balance at beginning of period	$299,501	$3,162	$7,434	$23,050	$19,284	$352,431
Change in actual and expected cash flows	(1,440)	(373)	(16)	(204)	(13)	(2,046)
Transfers from (to) accretable yield	3,046	488	36	597	38	4,205
Balance at end of period	$301,107	$3,277	$7,454	$23,443	$19,309	$354,590

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$41,474	$6,751	$1,447	$-	$-	$49,672
Accretion	(1,605)	(1,606)	-	(34)	(96)	(3,341)
Change in expected cash flows	(144)	898	-	(63)	178	869
Transfers (to) from non-accretable discount	(103)	(427)	(91)	97	(82)	(606)
Balance at end of period	$39,622	$5,616	$1,356	$-	$-	$46,594

Non-Accretable Discount
Balance at beginning of period	$4,576	$276	$758	$-	$235	$5,845
Change in actual and expected cash flows	(200)	(703)	-	97	(98)	(904)
Transfers from (to) accretable yield	103	427	91	(97)	82	606
Balance at end of period	$4,479	$-	$849	$-	$219	$5,547

10

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2018	2017	2017	2017	2017
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$946,849	$945,107	$937,630	$938,969	$931,429
Less: Intangible assets	(90,426)	(90,756)	(91,124)	(91,493)	(91,861)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$690,553	$688,481	$680,636	$681,606	$673,698

Common stock outstanding at end of period	43,968	43,947	43,947	43,947	43,947
Tangible book value (Non-GAAP)	$15.71	$15.67	$15.49	$15.51	$15.33
Total Assets to Tangible Assets
Total assets	$6,247,121	$6,189,053	$6,288,217	$6,235,826	$6,414,607
Less: Intangible assets	(90,426)	(90,756)	(91,124)	(91,493)	(91,861)
Tangible assets (Non-GAAP)	$6,156,695	$6,098,297	$6,197,093	$6,144,333	$6,322,746
Non-GAAP TCE Ratio
Tangible common equity	$690,553	$688,481	$680,636	$681,606	$673,698
Tangible assets	6,156,695	6,098,297	6,197,093	6,144,333	6,322,746
TCE ratio	11.22%	11.29%	10.98%	11.09%	10.66%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$952,151	$943,823	$947,404	$938,707	$926,011
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$786,281	$777,953	$781,534	$772,837	$760,141
Less: Average intangible assets	(90,624)	(90,951)	(91,331)	(91,731)	(92,102)
Average tangible common equity	$695,657	$687,002	$690,203	$681,106	$668,039

Adjusted Metrics for Hurricanes Irma and Maria - Reconciliation to GAAP Financial Measures
Net income		$17,073	$3,319
Plus: Additional loan loss provision from Hurricanes Irma and Maria		5,406	27,000
Less: Income tax effect		(2,108)	(8,038)
Adjusted net income		$20,371	$22,281
Less: dividends on preferred stock		(3,465)	(3,465)
Adjusted net income available to common shareholders		$16,906	$18,816
Plus: Effect of assumed conversion of the convertible preferred stock		1,838	1,838
		$18,744	$20,654
Average common shares outstanding and equivalents		51,104	51,102
Adjusted earnings per common share - diluted		$0.37	$0.40

Adjusted net income		$20,371	$22,281
Adjusted average assets		$6,191,737	$6,048,021
Adjusted return on average assets		1.32%	1.47%

Adjusted net income available to common shareholders		$16,906	$18,816
Adjusted average tangible common stockholders' equity		$687,002	$690,422
Adjusted return on average tangible common stockholders' equity		9.84%	10.90%

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2018	2017	2017	2017	2017
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$656,293	$644,804	$633,401	$643,606	$626,707
Tier 1 capital		853,731	842,133	830,640	840,703	822,847
Total risk-based capital	(15)	911,726	899,258	885,523	896,926	878,867
Risk-weighted assets		4,490,057	4,420,667	4,252,605	4,391,321	4,383,517
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.62%	14.59%	14.89%	14.66%	14.30%
Tier 1 risk-based capital ratio	(17)	19.01%	19.05%	19.53%	19.14%	18.77%
Total risk-based capital ratio	(18)	20.31%	20.34%	20.82%	20.42%	20.05%
Leverage ratio	(19)	14.09%	13.92%	14.07%	13.69%	13.20%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$946,849	$945,107	$937,630	$938,969	$931,429
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		12,274	2,638	(1,371)	(256)	(3,849)
Unrealized losses on cash flow hedges, net of income tax		(89)	311	529	563	501
		793,164	782,186	770,918	773,406	762,211
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,126)	(2,287)	(2,466)	(2,646)	(2,826)
Disallowed deferred tax assets, net	(20)	(48,676)	(49,026)	(48,982)	(41,085)	(46,609)
Common equity Tier 1 capital		656,293	644,804	633,401	643,606	626,707
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(3,432)	(3,541)	(3,631)	(3,773)	(4,730)
Tier 1 capital		853,731	842,133	830,640	840,703	822,847
Plus tier 2 capital: Qualifying allowance for loan and lease losses		57,995	57,125	54,883	56,223	56,020
Total risk-based capital		$911,726	$899,258	$885,523	$896,926	$878,867

12

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2018 and 2017.

13